COMMERCE BANCORP [LOGO]

                                    CONTACTS
                                    --------


   Vernon W. Hill, II                                   C. Edward Jordan, Jr.
 Chairman and President                               Executive Vice President

                                 (856) 751-9000



                       COMMERCE BANCORP NET INCOME UP 24%


         April 13, 2005 - Cherry Hill, New Jersey - Commerce Bancorp, Inc. (NYSE
Symbol: CBH) reported record earnings and increased deposits, assets and loans for the first quarter of 2005, announced Vernon W. Hill, II, Chairman of the multi-bank holding company.



                       FIRST QUARTER FINANCIAL HIGHLIGHTS
                       ----------------------------------
                                 March 31, 2005

                                                                         %
                                                                     Increase
                                                                     --------

  * Total Assets:                    $31.9          Billion            28%
  * Total Deposits:                  $29.5          Billion            29%
  * Total (Net) Loans:               $9.8           Billion            28%
  * Total Revenues:                  $382.6         Million            21%
  * Net Income:                      $77.1          Million            24%
  * Net Income Per Share:            $ .45                             22%

Chairman's Statement
--------------------

Vernon W. Hill, II, Chairman, noted the following financial highlights:

o Net income increased 24% for the first quarter of 2005 to $77.1 million.

o        Earnings per share rose 22% for the first quarter to $.45.

o Net interest income grew 21% during the first quarter despite margin compression to 4.04% caused by the flattening yield curve.

o Core deposits, excluding time deposits, grew 33% for the prior 12 months.

o        Annualized deposit growth per store was $23 million.

o        Comparable Store Core Deposit Growth:

                                                 Two Year         One Year
                                                 --------         --------

          Total                                     22%              29%

          Excluding Time Deposits                   26%              33%

o Total loans reached $10.0 billion, reflecting growth of 28% over the past twelve months.

o        The Company expects to meet or exceed the current First Call E.P.S.
         consensus projections of $.46 for the second quarter of 2005 and $1.90 for the year.


Expansion
---------

The Company's long range plans call for increasing its number of stores by approximately 18% per year. In keeping with these plans, the Company's 2005 strategy is as follows:

o        55-60 new stores.

o 35+ new stores in Metro New York, including its first 2-4 stores in Connecticut.

o The first 5-10 stores of its planned 200 new stores in the Metro Washington D.C. market.

o Expected openings in Manassas, Virginia and Connecticut Avenue in Washington, D.C. in June 2005.

Metro New York is now the Company's largest market with 178 stores and $16.0 billion in deposits.

Income Statement
----------------

                                           Three Months Ended
                             --------------------------------------------
                                3/31/05       3/31/04         % Increase
                             --------------------------------------------
                             (dollar in thousands, except per share data)
     Total Revenues:            $382,590      $316,444            21%
     Total Expenses:             258,406       212,250            22
     Net Income:                  77,137        61,975            24
     Net Income Per Share:          $.45          $.37            22%


Balance Sheet
-------------

                                                                                       Linked Quarter
                                                                                       --------------
                            3/31/05      3/31/04       % Increase      12/31/04    $ Increase     % Increase
                           ----------------------------------------------------------------------------------
                                                              (dollars in millions)
     Total Assets:           $31,870      $24,955           28%        $30,501       $1,369            4%
     Total Loans (Net):        9,837        7,671           28           9,319          518            6
     Core Deposits:           28,058       21,706           29          26,657        1,401            5
     Total Deposits:          29,488       22,883           29          27,659        1,829            7


Shareholder Returns
-------------------

                                                   March 31, 2005
                                                   --------------
                                          Commerce             S & P Index
                                          --------             -----------

      1    Year                              - %                     7%
      5    Years                             31%                    -3%
     10    Years                             31%                    11%

Growth Targets
--------------

                                                Last 5 Year      Actual %
                                Growth Targets    Growth %  First Quarter 2005
                                --------------    --------  ------------------


Total Deposits:                         25%          38%          29%
Two-Year Comp Store Deposits:           18           24           22
Total Revenue:                          25           33           21

Net Income:                             25           36           24
Earnings Per Share:                     20           27           22

Total Deposits
--------------

         The Company's deposit growth continues with total deposits at March 31, 2005 of $29.5 billion, a $6.6 billion increase or 29% over total deposits of $22.9 billion a year ago, including growth of $1.8 billion in the first quarter.

                             3/31/05         3/31/04         $ Increase        % Increase
                             -------         -------         ----------        ----------
                                                (dollars in millions)

     Core Deposits           $28,058          $21,706           $6,352               29%

     Total Deposits          $29,488          $22,883           $6,605               29%


Regional Deposit Growth
-----------------------

         Deposit growth by region is as follows:

                             # of                                    $             %         Annualized
                            Stores      3/31/05     3/31/04      Increase       Increase    Growth/Store
                            ------      -------     -------      --------       --------    ------------
                                                     (dollars in millions)
Northern New Jersey           116       $9,404       $7,763       $1,641           21%          $17
New York City                  37        3,980        2,283        1,697           74            50
Long Island/NY State           25        2,609        1,570        1,039           66            51
                             ----      -------      -------       ------         ----          ----
Metro New York                178      $15,993      $11,616       $4,377           38%          $28
Metro Philadelphia            141      $13,495       11,267        2,228           20            16
                             ----      -------      -------       ------         ----          ----
Total                         319      $29,488      $22,883       $6,605           29%          $23

Comparable Store Core Deposit Growth
------------------------------------

         Comparable store deposit growth is measured as the year-over-year percentage increase in core deposits for stores open two years or more at the balance sheet date. Additional information is provided below for stores opened one year or more at the balance sheet date.

         At March 31, 2005 the Company had 62 stores in New York State. Of these stores, 19 are included in the comparable store growth for stores open 2 years or more and 44 are included in the comparable store growth for stores open one year or more at the balance sheet date.

                                                   Core Deposit Growth
                                  ------------------------------------------------------
                                          Stores Open                Stores Open
                                        2 Years or More            1 Year or More
                                  -------------------------    -------------------------
                                     # of       Comp Store       # of        Comp Store
                                    Stores        Increase      Stores        Increase
                                    ------        --------      ------        --------

     Metro Philadelphia               120            21%          133           22%
     Northern New Jersey               87            21           101           25
     New York City                     11            39            27           62
     Long Island/NY State               8            26            17           53
                                    -----         -----         -----        -----
          Total                       226            22%          278           29%
     Excluding Time Deposits                         26%                        33%


Core Deposits
-------------

         Core deposit growth by type of account is as follows:

                                                                    1st Quarter
                                                                       Cost of           Annual
                                     3/31/05         3/31/04            Funds           Growth %
                                     -------         -------            -----           --------
                                                        (dollars in millions)

Demand                               $6,878           $5,093              .00%            35%
Interest Bearing Demand              11,970            9,314             1.59             29
Savings                               6,597            4,769             1.13             38
                                     ------           ------             ----           ----
      Subtotal                       25,445           19,176             1.06%            33%

Time                                  2,613            2,530             2.17              3
                                     ------           ------             ----           ----
      Total Core Deposits:          $28,058          $21,706             1.16%            29%

         Core deposit growth by type of customer is as follows:

                                                                                             Annual
                    3/31/05           % Total           3/31/04           % Total           Growth %
                    -------           -------           -------           -------           --------
                                                (dollars in millions)

Consumer            $12,681               45%          $10,511               48%               21%
Commercial           10,150               36             7,575               35                34
Government            5,227               19             3,620               17                44
                    -------              ---           -------             ----              ----
     Total          $28,058              100%          $21,706              100%               29%


Core deposits, excluding government deposits, grew $4.7 billion or 26% over the year ago period.

         Two year comp store growth by type of customer is as follows:

               Comp Store     Excluding
                 Growth %       Time %
                 --------       ------

Consumer            11%          15%
Commercial          27           29
Government          44           45
                 -----        -----
                    22%          26%

Government Core Deposits
------------------------

         Government core deposits by state are as follows:

                                                         Annual
                          # of                           Growth
                     Relationships     3/31/05            Rate           % Total
                     -------------     -------            ----           -------
                                        (dollars in millions)

New Jersey                650          $3,142              35%              60%
Pennsylvania              189           1,053              65               20
New York                  113           1,032              56               20
                          ---          ------            ----             ----
         Total            952          $5,227              44%             100%

Net Income and Earnings Per Share
---------------------------------

         Net income totaled $77.1 million for the first quarter of 2005, up $15.1 million or 24% over net income of $62.0 million for the first quarter of 2004.

         On a diluted per share basis, net income for the first quarter was $.45 compared to $.37 for the first quarter of 2004, a 22% increase.

                                             Three Months Ended
                                             ------------------
                               3/31/05             3/31/04       % Increase
                               -------             -------       ----------
                              (dollars in thousands, except per share data)

Net Income                     $77,137             $61,975          24%

Earnings Per Share                $.45                $.37          22%



Total Revenues
--------------

                                             Three Months Ended
                                             ------------------
                              3/31/05             3/31/04       % Increase
                              -------             -------       ----------
                            (dollars in thousands, except per share data)

Total Revenues                $382,590             $316,444          21%
Revenue Per Share                $8.68                $7.40          17%



Net Interest Income and Net Interest Margin
-------------------------------------------

         Net interest income for the first quarter totaled $278.9 million, a 21% increase over the $230.2 million recorded a year ago. The increase in net interest income in the quarter was due to volume increases in interest earning assets resulting from the Company's strong, low-cost core deposit growth.

         The net interest margin for the first quarter of 2005 was 4.04%, down 12 basis points from the fourth quarter of 2004, and down 35 basis points from the 4.39% margin for the first quarter of 2004.

         On a tax equivalent basis, the Company recorded $283.0 million in net interest income in the first quarter of 2005, an increase of $48.6 million or 21% over the first quarter of 2004.

Net Interest Income and Rate/Volume Analysis
--------------------------------------------

         As shown below, the increase in net interest income on a tax equivalent basis was due to volume increases in the Company's earning assets, which were fueled by the Company's continued growth of low-cost core deposits.

                                             Net Interest Income
                        -----------------------------------------------------------------
Quarter Ended            Volume             Rate             Total                  %
   March 31             Increase           Change           Increase             Increase
   --------             --------           ------           --------             --------
                                          (dollars in thousands)

2005 vs. 2004           $70,578          ($21,987)           $48,591                21%


Non-Interest Income
-------------------

         Non-interest income for the first quarter of 2005 increased to $103.7 million from $86.2 million a year ago, a 20% increase, which was primarily attributable to the increase in deposit charges and service fees of 32%.

         The growth in non-interest income for the first quarter is more fully depicted below:

                                                       Three Months Ended
                                                       ------------------
                                            3/31/05           3/31/04           % Increase
                                            -------           -------           ----------
                                                      (dollars in thousands)

Deposit Charges & Service Fees              $59,964           $45,481                32%
Other Operating Income:
    Commerce Insurance                       19,789            18,336                 8
    Commerce Capital Markets                  6,441             9,727               (34)
    Loan Brokerage Fees                       2,759             3,053               (10)
    Other                                    13,628             9,211                48
                                           --------------------------------------------
     Total Other Operating Income            42,617            40,327                 6
Net Investment Securities Gains               1,108               424               161
                                           --------------------------------------------
Total Non-Interest Income                  $103,689           $86,232                20%
                                           ============================================

Non-Interest Expenses
---------------------

         Non-interest expenses for the first quarter of 2005 were $258.4 million, up 22% from $212.3 million a year ago. The increase in non-interest expenses for the first quarter was widespread throughout non-interest expense categories, reflecting the Company's store expansion program.


Lending
-------

         Loans increased 28% to $10.0 billion from the first quarter of 2004, and the growth was widespread throughout all loan categories.

         The Company's primary strength is in building customer relationships and growing market share in deposits, loans, and related services. Consumer and small business loan growth is directly related to the Company's significant increase in store locations, market expansion and added lending personnel.

         Geographically, loan growth has occurred in the following markets:

                                                               Portfolio Geographical Growth
                                                               -----------------------------
                             3/31/05         3/31/04         Growth Rate      % of Total Growth
                             -------         -------         -----------      -----------------
                                               (dollars in millions)

Metro Philadelphia            $5,902          $4,709              25%              55%
Northern New Jersey            2,840           2,331              22               23
New York/Long Island           1,234             748              65               22
                              ------          ------            ----             ----

            Total:            $9,976          $7,788              28%             100%


                                                                         Loan Composition
                                                                         ----------------
                                3/31/05           % of Total          3/31/04          % of Total       $ Increase       % Increase
                                -------           ----------          -------          ----------       ----------       ----------
                                                                (dollars in millions)

Commercial                       $2,598                26%            $2,033                26%             $565               28%
Owner-Occupied                    2,100                21%             1,710                22%              390               23%
                                 ------               ---             ------               ---            ------             ----
Total Commercial                  4,698                47%             3,743                48%              955               26%
Consumer                          3,499                35%             2,664                34%              835               31%
Commercial Real Estate            1,779                18%             1,381                18%              398               29%
                                 ------               ---             ------               ---            ------
   Gross Loans                   $9,976               100%            $7,788               100%           $2,188
   Less: Reserves                  (139)                                (117)                                (22)
                                 ------                               ------                              ------
   Net Loans                     $9,837                               $7,671                              $2,166               28%

Asset Quality
-------------

                                                         Quarter Ended
                                                         -------------
                                           3/31/05          12/31/04         3/31/04
                                           -------          --------         -------

Non-Performing Assets/Assets                 .10%             .11%             .13%
Net Loan Charge-Offs                         .11%             .18%             .22%
Loan Loss Reserve/Gross Loans               1.40%            1.43%            1.51%
Non-Performing Loan Coverage                 435%             413%             385%
Non-Performing Assets/Capital                  2%               2%               2%
  and Reserves

         Non-performing assets and loans past due 90 days at March 31, 2005 totaled $33.0 million or .10% of total assets, versus $33.1 million, or .13% of total assets a year ago.

Investments
-----------

         At March 31, 2005, total investments increased to $19.2 billion. The available for sale and held to maturity portfolios totaled $7.9 billion and $11.3 billion, respectively.

         Detailed below is information regarding the composition and characteristics of the Company's investment portfolio, excluding trading securities, as of March 31, 2005.


                                                Available          Held to
Product Description                             For Sale          Maturity             Total
-------------------                             --------          --------             -----
                                                                (in millions)
     Mortgage-backed Securities:

          Federal Agencies Pass Through           $1,666            $2,491            $4,157
          Certificates (AAA Rated)

          Collateralized Mortgage                  5,887             7,811            13,698
          Obligations (AAA Rated)

     Obligations of State and                        398               991             1,389
     Political Subdivisions/Other
                                                --------------------------------------------
                   Total                          $7,951           $11,293           $19,244
                                                ============================================

     Duration (in years)                            3.02              4.17              3.69
     Average Life (in years)                        3.62              5.16              4.52
     Quarterly Average Yield                        4.90%             4.92%             4.91%


         At March 31, the after tax depreciation of the Company's available for sale portfolio was $35.9 million.

Linked Quarter Comparison
-------------------------

         A comparison of financial results for the quarter ended March 31, 2005 to the previous quarter ended December 31, 2004 is as follows: (dollars in thousands, except per share data)

                                       Three Months Ended                             Linked Quarter
                                       ------------------                             --------------
                                  3/31/05              12/31/04             $ Change                 % Change
                                  -------              --------             --------                 --------
Total Assets                    $31,869,976          $30,501,645           $1,368,331                    4%
Total Loans (Net)                 9,836,604            9,318,991              517,613                    6
Core Deposits                    28,058,156           26,656,530            1,401,626                    5
Total Deposits                   29,487,958           27,658,885            1,829,073                    7
Total Revenues                      382,590              374,893                7,697                    2
   Net Interest Income              278,901              278,442                  459                   --
   Non-Interest Income              103,689               96,451                7,238                    8
Non-Interest Expense                258,406              253,111                5,295                    2
Net Income                           77,137               75,118                2,019                    3
Net Income Per Share                   $.45                 $.44                 $.01                    2

Capital Resources
-----------------

         Stockholders' equity at March 31, 2005 increased to $1.7 billion, a $253.4 million increase, or 17% over stockholders' equity of $1.5 billion at March 31, 2004.

         Each outstanding share of the Company's $200 million, 5.95% Convertible Trust Preferred Securities is convertible into 1.8956 shares of the Company's common stock at the option of the holder.

         The Company may call its $200 million, 5.95% Convertible Trust Preferred Securities, provided various terms and conditions are met, primarily related to the market price of the Company's common stock. The Company's common stock must trade at a price of $31.65 or higher for 20 trading days in a period of 30 consecutive trading days in order for the Company to force conversion.

         Return on average stockholders equity (ROE) for the first quarter is shown in the table below:

                                                Return on Equity
                                                ----------------
                                               Three Months Ended
                                               ------------------
                                        3/31/05                3/31/04
                                        -------                -------
                                         17.98%                 17.91%

         The Company's capital ratios at March 31, 2005 were as follows:

                                                              Regulatory Guidelines
                                            Commerce           "Well Capitalized"
                                            --------           ------------------

             Leverage Ratio                   6.22%                  5.00%
             Tier I                          12.46%                  6.00%
             Total Capital                   13.39%                 10.00%

Retail Activities

         "America's Most Convenient Bank" continued its unique retail focus by offering the best in community branch banking and on-line banking. The Company's continued deposit growth consists of growth in "same-store" (existing store) sales and increased deposits from newly opened stores.

         o        "Same Store Sales"
                   ----------------

                  Comparable store deposits for stores open two years or more grew 22% (26% excluding time deposits). Comparable store deposits for stores open one year or more grew 29%.

         o        "New Stores"
                  ------------

                  For 2005, the Company plans to open 55-60 stores including:

                           35+ in Metro New York
                           10+ in Metro Washington, D.C.
                           10 in Metro Philadelphia

Forward-Looking Statements
--------------------------

         The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

         These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

         The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.